Exhibit 99.1

     Medical Staffing Network Holdings to Participate in SunTrust
           Robinson Humphrey Business Services Unconference

    BOCA RATON, Fla.--(BUSINESS WIRE)--Nov. 5, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), the third largest diversified healthcare staffing company in the nation as measured by revenues, announced today that it will participate in the SunTrust Robinson Humphrey's Business Services Unconference on November 8, 2007, at the Le Parker Meridien Hotel in New York City.

    SunTrust Robinson Humphrey's Business Services Unconference is a unique, one-day event consisting of small group and private, prescheduled one-on-one management meetings. No formal presentations will be made.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the third largest diversified healthcare staffing company in the United States as measured by revenues. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, 561-322-1303
             Vice President, Finance